Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Angela M. Kohlheim
Vice President, General Counsel
Haynes International, Inc. Investor_Relations@HaynesIntl.com

HAYNES INTERNATIONAL UPDATES OPERATIONAL RESTORATIONS

KOKOMO, IN, June 21, 2023 – Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, provided an update today regarding its operational restoration efforts following the recent cybersecurity incident.

As disclosed last week, on June 10, 2023, the Company began experiencing a network outage indicative of a cybersecurity incident. Upon detection of the incident, the Company engaged third-party specialists to assist in investigating the source of the outage, determine its potential impact on the Company’s systems, and securely restore full functionality to the Company’s systems.

Although various aspects of the Company’s networks were down while the Company retained specialists and remediated the incident, all of the Company’s manufacturing operations are now running, albeit with some operating inefficiencies. In addition, the Company has substantially restored its administrative, sales, financial, and customer service functions.

While the Company has determined that some data was copied from the network, at this stage, there is no evidence that either customer or employee information was accessed. Although the incident and the Company’s response efforts caused some delay in product shipments, it is not yet possible to determine the full impact on the Company’s quarterly financial results.

The investigation into this incident and the Company’s restoration efforts are ongoing.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry trends and prospects and future results of operations or financial position, made in this press release are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. The forward-looking information may include, among other information, statements concerning the Company’s guidance and outlook for fiscal 2023 and beyond, overall volume and pricing trends, cost reduction strategies and their anticipated impact on our results, gross margin and gross margin trends, capital expenditures, demand for our products and operations, dividends and the financial impact of the recent cybersecurity incident.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties may affect the accuracy of forward-looking statements. Some, but not all, of these risks are described in Item 1A. of Part 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.